January 31, 1996



NovaCare, Inc.
1016 W. Ninth Avenue
King of Prussia, PA  19406

Gentlemen:

     This opinion is furnished in connection with the registration, pursuant to the Securities Act of 1933, as amended (the "Act"), of $5,000,000 in obligations (the "Obligations") of NovaCare, Inc. (the "Company") under its Executive Supplemental Benefits Plan (the "Plan").

     As General Counsel of the Company, I have responsibility for the legality of the Plan and have acted as counsel in connection with the registration of the Obligations under the Act. I have examined the Certificate of Incorporation of the Company and amendments thereto; the By-Laws of the Company; such records of proceedings of the Company's Board of Directors as I have deemed material; a Registration Statement on Form S-8 under the Act relating to the Obligations (the "Registration Statement"); and such other documents as I considered necessary for the purposes of this opinion.

     I am an attorney admitted to practice in the District of Columbia. I express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America.

     Based upon and subject to the foregoing, I am of the opinion that, upon issuance and delivery of the Obligations against payment therefor in accordance with the terms of the Registration Statement and the Plan, the Obligations will be legally issued, fully paid, non-assessable and binding obligations of the Company.

     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Act and applicable requirements of state laws regulating the offer and sale of securities.

     I understand that this opinion is to be used in connection with the Registration Statement. I consent to the use of my name in the Registration Statement and the filing of this opinion as an Exhibit to the Registration Statement.

                             Sincerely,

                             /s/ Peter D. Bewley
                             -------------------
                             Peter D. Bewley